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                            NON-TRANSFERABLE WARRANT

     This Warrant is issued as of August 4, 1997, by US LEC L.L.C., a Delaware limited liability company (the "Company"), to Craig Simpson, a resident of Charlotte, North Carolina (the "Holder").

     1. Issuance of Warrant. For and in consideration of the Holder's employment with the Company, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Holder the right to purchase and acquire, at the times and subject to the conditions hereinafter set forth, 110 non-voting units ("Non-Voting Units") of ownership interest in the Company for the Exercise Price (as hereinafter defined). In the event the Company merges with and into any other entity such that the Company is not the surviving entity, the Holder shall be entitled to purchase that number of shares or other equity interests of the surviving entity that the Holder would have been entitled to receive as a result of the merger had the Holder exercised its rights under this Warrant prior to such merger.

     2. Exercise; Term. Subject to the terms and conditions hereinafter set forth, the Holder shall be entitled to purchase and acquire up to 110 Non-Voting Units (in minimum increments of 5 Non-Voting Units at a time) at any time and from time to time from the date of this Warrant until 5:00 p.m. E.S.T., on August 4, 2000. The Holder shall exercise its rights to purchase Non-Voting Units under this Warrant by providing written notice of exercise to the Company at the following address: 212 South Tryon Street, Suite 1540, Charlotte, North Carolina 28281, Attention: Chairman, or such other address as the Company shall designate in a written notice to the Holder. In addition, the Holder shall deliver to the Company this Warrant (or any replacement warrant issued by the Company pursuant to Paragraph 3 below), an executed copy of the signature page of the Operating Agreement of the Company (but only with respect to the first exercise of the Warrant), and a certified check representing payment to the Company of the aggregate Exercise Price of the Non-Voting Units to be purchased.

     The exercise by the Holder of any rights granted hereunder shall be conditioned on the continued employment of the Holder by the Company at the time of any such exercise. In addition, the exercise of this Warrant shall be conditioned on compliance with all applicable laws and regulations, including, without limitation, obtaining all requisite approvals, if any, which may then be required under applicable law.

     This Warrant, and all rights of the Holder to purchase or acquire Non-Voting Units hereunder, shall expire automatically and without any further action by the Company at 5:00 p.m. E.S.T., on August 4, 2000, or upon termination of the Holder's employment with the Company, whichever is sooner.

     3. Effect of Exercise. The exercise of this Warrant (or any replacement warrant issued by the Company as provided herein), shall become effective on the first day of the month


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immediately  following  the month in which  notice of  exercise  is given to the
Company. Upon the exercise of this Warrant or any replacement warrant the Company shall, as promptly as practicable, deliver to the Holder a certificate or certificates representing the number of Non-Voting Units purchased by the Holder. If this Warrant shall be exercised with respect to less than all of the Non-Voting Units to which the Holder is entitled to purchase hereunder, the Holder shall be entitled to receive a replacement warrant covering the number of Non-Voting Units in respect of which this Warrant shall not have been exercised, which new warrant shall in all other respects be identical to this Warrant.

     4. Exercise Price. The exercise price (the "Exercise Price") per each Unit purchased pursuant to the terms of this Warrant shall be FOUR THOUSAND TWO HUNDRED EIGHTY-FIVE DOLLARS ($4,285.00).

     5. No Transfer Rights. Neither this Warrant nor the Non-Voting Units have been registered under the Securities Act of 1933, as amended ("Securities Act" or any state securities laws "Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred (voluntarily or involuntarily) without (a) the prior written consent of the Company and (b) (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or
(ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Any attempted transfer of this Warrant in violation of this Paragraph 5. shall render this Warrant null and void and of no further force and effect. In addition, any Non-Voting Units issued upon the exercise of this Warrant shall be subject to the restrictions on transfer set forth in the Operating Agreement of the Company, and shall bear substantially the following legend:

               THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL TO THE EFFECT THAT THE PROPOSED TRANSACTION DOES NOT INVOLVE A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED.

               THE UNITS REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER HEREOF, ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN OPERATING AGREEMENT DATED JANUARY 1, 1997, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THE COMPANY.


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     6.  Additional  Actions.  The Holder and the Company  agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Non-Voting Units issued upon exercise hereof with applicable federal and state securities laws.

     7. Governing Law. This Warrant shall be governed by the laws of the State of North Carolina applicable to agreements made entirely within the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                     COMPANY:

                                     US LEC L.L.C.,
                                     a Delaware limited liability company


                                     By: ______________________________
                                        Richard T. Aab, Chairman


                                     HOLDER:


                                     __________________________________
                                     Craig Simpson



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